                                SERVICE AGREEMENT

THIS AGREEMENT made as of the ____ day of October, 2004 (the "Effective Date").

BETWEEN:        SKYWAY COMMUNICATIONS HOLDINGS CORP., a Florida based corporation having offices at 6021 - 142nd Avenue North, Clearwater, FL, 33760, whose securities trade on the OTC:BB under the symbol SWYC

                (the "Company")

AND:            JOHN KARLSSON AND KARLSSON LAW CORPORATION, a law corporation with offices at Suite 300 - 541 Howe Street, Vacncouver, British Columbia,
                V6C 2C2

                (the "Service Provider")

AGREEMENT:

1.      Definitions:

        1.1.    In this Agreement save where the context otherwise requires:

                a) "Appointment" means the appointment of the Service Provider by the Company under this Agreement.

                b) The "Life" of this Agreement means the duration of the
                   appointment as specified in paragraph 2.

                c) "Services" means the services to be provided by the Service
                   Provider to the Company as specified in Article 4 of this
                   Agreement.

2. Appointment

2.1.    The Company hereby agrees to engage the Service Provider and the Service
Provider agrees to provide to the Company the Services commencing upon the 18th of October, 2004 for a period of six months, whereafter the contract may be renewed for a further term by mutual consent of the parties hereto.

2.2.    Either party may terminate this Agreement on thirty days written notice.

3.      Attention to the business of the Company

3.1.    During the continuance of this Agreement, the Service Provider shall devote such time and attention to the business of the Company as is required to fulfill the term of the engagement, and as more particularly required by the Company pursuant to Article 4 of this Agreement.

4.      Service

4.1.    The Service Provider shall report to the President of the Company or to such other persons as the Company may designate in writing from time to time.

4.2.    The Service Provider's primary responsibilities shall be:

        a.      To advise on, construct and implement the introduction of the
                Company's products into the European and Asian marketplaces in furtherance of the Company's business objectives.

        b.      To advise and assist the Company with such other services as may be consistent with the engagement that the Parties may agree upon from time to time.

4.3.    The Company will provide any direction given to the Service Provider regarding the Services in writing. More particularly, however, the Service
Provider shall not provide any investment advice or recommendations regarding the Company to anyone, and shall focus its efforts around disseminating information that it has gathered and which is otherwise available in the public domain. Any breach of the foregoing by the Service Provider may result in the immediate termination by the Company of this Agreement.

4.4.    The Service Provider has not, and will not be, providing any services in connection with the offer or sale of securities in a capital-raising transaction, any services that directly or indirectly promote or maintain a market for the Company's securities, and any services in connection with a shell merger.

5.      Compensation

5.1.    In consideration for the services to be provided under this Agreement the
Company agrees to issue shares of Common Stock of the Company to the Service
Provider in the following amount:

        5 million (5,000,000) shares of Common Stock registered pursuant to a
        Registration Statement on Form S-8 (the "S-8 Shares") filed with the
        United States Securities and Exchange Commission (the "SEC").

5.2.    If not currently completed, the Company shall prepare and file a
Registration Statement or Form S-8 with the SEC for purposes of registering the
S-8 Shares under the Securities Act of 1933, as amended.

5.3.    All fees due as described in paragraph 5.1 shall be payable as against an invoice from the Service Provider.

6.      Confidential Information and Company Documents

6.1.    The Service Provider shall not, during the term of this Agreement, nor at any time thereafter:

        a.      divulge or communicate Confidential Information to any person, company, business entity or other organization;

        b.      use for its own purposes or for any purposes other than those on behalf of the Company, or through any failure to exercise due care and diligence, cause any unauthorized disclosure of, any trade secrets or Confidential Information relating to the Company and its clients. These restrictions shall cease to apply to any information, which is or becomes generally available to the public other than as a result of any act or default on the part of the Service Provider.

6.2.    "Confidential Information" shall include any information relating to the
Company, its subsidiaries, its clients, suppliers and their terms of business, details of customers and their requirements, the price charged to and the terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (to the extent that these are not included in published audited accounts), details of employees and officers and of the remuneration and benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which the Service Provider is told in confidence by customers, suppliers or other persons.

6.3.    Any notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computers an other disk and tape, data listing, codes, designs and drawings and other documents and material whatsoever
(whether made or created by the Service Provider or otherwise) relating to business of the Company (and any copies of the same) and which have come into the possession of the Service Provider in relation to this Agreement:

        a.      Shall be and remain the property of the Company, and;

        b.      Shall be surrendered by the Service Provider on demand.

6.4.    Upon termination of this Agreement the Service Provider shall deliver up to the Company all Confidential Information and any copies (however stored) and in relation thereto, and any other property belonging to the Company which is in the Service Provider's possession.

7.      Representation and Warranties

7.1.    The Company warrants that:

        a.      It is incorporated under the laws of Delaware and is in good standing.

        b.      Neither the Company nor the Directors and Officers are the
                subject of any investigation by any State, Federal or
                International regulatory agency.

        c.      There are no undisclosed legal disputes current or pending against the Company, its Directors and Officers, and
                subsidiaries.

        d.      The Company's interest in certain licenses and technology as disclosed in the Company's business plan, prospectus and
                regulatory filings are owned by or licensed to the Company and there are no legal disputes relating thereto.

8.      Notices

8.1.    Any notice required under this Agreement may be given by sending same by first class registered post addresses to the registered office of the Company, or addressed to the last known address of the Service Provider. Notice may also be given via facsimile. Any notice given pursuant to this clause other than by facsimile, shall be deemed to have been received 96 hours after the time of posting and service thereof shall be sufficiently proved by providing that the notice was duly dispatched through the post in a prepaid envelope addressed as aforesaid.

9.      Public Disclosure

9.1.    In carrying out the Services, the Service Provider shall at all times ensure that all representations and information provided to third parties do not violate the internal disclosure policies of the Company, and comply at all times with the rules and regulations of applicable regulatory authorities, including without limitation the SEC.

10.      Indemnity

10.1.   Each of the Company and the Service Provider agree to indemnify and hold each other, each others affiliates, control persons, officers, employees, attorneys and agents (collectively, the "Indemnified Persons") harmless from and against all losses, claims and damages, liabilities, costs or expenses including reasonable attorneys and accountants fees arising out of the performances of this Agreement, whether or not the other is a party to such dispute. Each of the
Company and the Service Provider agrees that it shall also reimburse the other
Party's Indemnified Persons for any attorney's fees and costs incurred in enforcing this indemnification against the indemnifying party. This indemnity shall not apply however where an arbitration panel or court of competent jurisdiction has made a final determination that such indemnifying party engaged in gross recklessness, willful misconduct or any unlawful act in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder. (But pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and the indemnifying party shall perform its obligations hereunder to reimburse the Indemnified Person for their attorneys' fees and expenses.)

11.      Entire Understanding

11.1.   This Agreement contains the entire understanding between the parties in connection with the matters contained and supersedes any previous agreements and undertakings relating thereto.

12.     No Waiver

12.1.   No waiver delay time or other indulgence granted by either party hereto or the other in respect of any breach of this Agreement shall in any way prejudice or affect the rights or remedies of the granting party in relation to such breach.

13.      Assignment

13.1.   This Agreement may not be assigned by the Service Provider without the prior written consent of the Company.

14.     Applicable Law

14.1.    This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia, Canada. Disputes will be settled by arbitration. Fees, including attorney fees, and costs associated with the arbitration will be paid to the prevailing party as determined by the arbitrator.

15.     Termination

15.1.   This Agreement may be terminated by either party upon breach by the other party of the provisions herein, and for cause. Cause shall include:

        a.   Any act of omission or commission  sufficient at law to result in the termination of this Agreement; and

        b.   Any act of omission or commission  involving  fraud,  dishonesty, breach of duty of good faith,  moral turpitude,  gross negligence or gross misconduct.

        c.   Failure  to  provide  registered  S-8  shares or timely  register shares issued under the Agreement

15.2.   This Agreement may be terminated in accordance with Article 2 above.

16.     Board of Directors Approval:

16.1.   This Agreement is subject to approval by the Company's Board of Directors.

        By executing this Service Agreement the company represents and warrants that it has obtained or within seven (7) calendar days will obtain the necessary Board of directors and/or other approvals to cause this Agreement to be duly authorized, executed and delivered by the company.

AGREED AND ACCEPTED on behalf of the Company

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AGREED AND ACCEPTED on behalf of Karlsson Law Corporation

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